Exhibit 5.2

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 39334-00092

September 14, 2012

D.R. Horton, Inc.

301 Commerce Street

Suite 500

Fort Worth, Texas 76102

Re:	D.R. Horton, Inc. Offering of 4.375% Senior Notes due 2022

Registration Statement on Form S-3 (File No. 333-162123)

Ladies and Gentlemen:

We have acted as counsel to D.R. Horton, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3, file no. 333-162123 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus included therein, the prospectus supplement, dated September 11, 2012, filed with the Commission on September 12, 2012 pursuant to Rule 424(b) of the Securities Act (the “Prospectus Supplement”), and the offering by the Company pursuant thereto of $350,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2022 (the “Notes”).

The Notes will be issued pursuant to the Indenture, dated as of May 1, 2012 (the “Base Indenture”), between the Company and American Stock Transfer & Trust Company, as trustee (the “Trustee”), as supplemented by the Second Supplemental Indenture, to be dated as of September 14, 2012, relating to the Notes (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) among the Company, the Guarantors and the Trustee, and are guaranteed pursuant to the terms of the Indenture and the notation endorsed on the Notes by the Guarantors (the “Guarantees”). The Notes have been offered pursuant to an Underwriting Agreement dated as of September 11, 2012 (the “Underwriting Agreement”) among the Company, the Guarantors and the Underwriters named therein (the “Underwriters”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Base Indenture, the Supplemental Indenture, the Notes and the Guarantees (collectively, the “Note Documents”) and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other

September 14, 2012

instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. To the extent that our opinions may be dependent upon such matters, we have assumed, without independent investigation, that each of the Guarantors identified on Annex A that is not a Specified Guarantor is validly existing under the laws of its jurisdiction of incorporation, has all requisite corporate or other entity power to execute, deliver and perform its obligations under the Note Documents to which it is a party; that the execution and delivery of such documents by each such party and the performance of its obligations thereunder have been duly authorized by all necessary corporate or other action and do not violate any law, regulation, order, judgment or decree applicable to each such party; and that such documents have been duly executed and delivered by each such party. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, the Guarantors and others.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Notes, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms and when the Notes with the Guarantees endorsed thereon have been duly authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Guarantees of the Notes will be legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinions expressed above are subject to the following additional exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York and to the extent relevant for our opinions herein, the laws of the States of California, Colorado and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act. This opinion is limited to the effect of the current state of the laws of the States of New York, California, Colorado and Texas and the Delaware General Corporation Law and the Delaware Limited Liability Company Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

September 14, 2012

B. The opinions above are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law and (iii) the provisions of: (1) Article Eight of the Certificate of Incorporation of CH Investments of Texas, Inc.; (2) Article Eight of the Certificate of Incorporation of CHTEX of Texas, Inc.; (3) Paragraph Eight of the Certificate of Incorporation of D.R. Horton, Inc. – Chicago (excluding the first three sentences thereof); and (4) Article Ten of the Certificate of Incorporation of Western Pacific Housing, Inc.

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, or (iii) any purported fraudulent transfer “savings” clause.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus Supplement. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP

ANNEX A

Guarantors

Name	Form of Entity	Jurisdiction of Formation	Specified Guarantor
C. Richard Dobson Builders, Inc.	Corporation	Virginia	No

CH Investments of Texas, Inc.	Corporation	Delaware	Yes

CHI Construction Company	Corporation	Arizona	No

CHTEX of Texas, Inc.	Corporation	Delaware	Yes

Continental Homes, Inc.	Corporation	Delaware	Yes

Continental Homes of Texas, L.P.	Limited Partnership	Texas	Yes

Continental Residential, Inc.	Corporation	California	Yes

D.R. Horton—Emerald, Ltd.	Limited Partnership	Texas	Yes

D.R. Horton—Schuler Homes, LLC	Limited Liability Company	Delaware	Yes

D.R. Horton—Texas, Ltd.	Limited Partnership	Texas	Yes

D.R. Horton, Inc.—Birmingham	Corporation	Alabama	No

D.R. Horton, Inc.—Chicago	Corporation	Delaware	Yes

D.R. Horton, Inc.—Dietz-Crane	Corporation	Delaware	Yes

D.R. Horton, Inc.—Fresno	Corporation	Delaware	Yes

D.R. Horton, Inc.—Greensboro	Corporation	Delaware	Yes

D.R. Horton, Inc.—Gulf Coast	Corporation	Delaware	Yes
(f/k/a DRH Regrem V, Inc.)

September 14, 2012

D.R. Horton, Inc.—Huntsville	Corporation	Delaware	Yes

D.R. Horton, Inc.—Jacksonville	Corporation	Delaware	Yes

D.R. Horton, Inc.—Louisville	Corporation	Delaware	Yes

D.R. Horton, Inc.—Minnesota	Corporation	Delaware	Yes

D.R. Horton, Inc.—New Jersey	Corporation	Delaware	Yes

D.R. Horton, Inc.—Portland	Corporation	Delaware	Yes

D.R. Horton, Inc.—Sacramento	Corporation	California	Yes

D.R. Horton, Inc.—Torrey	Corporation	Delaware	Yes

D.R. Horton LA North, Inc. (f/k/a DRH Regrem X, Inc.)	Corporation	Delaware	Yes

D.R. Horton BAY, Inc. (f/k/a D.R. Horton OCI Inc., D.R. Horton Orange County Inc. and DRH Regrem IX, Inc.)	Corporation	Delaware	Yes

D.R. Horton Cruces Construction, Inc. (f/k/a DRH Regrem XI, Inc.)	Corporation	Delaware	Yes

D.R. Horton Los Angeles Holding Company, Inc.	Corporation	California	Yes

September 14, 2012

D.R. Horton Management Company, Ltd.	Limited Partnership	Texas	Yes

D.R. Horton Materials, Inc.	Corporation	Delaware	Yes

D.R. Horton Serenity Construction, LLC (f/k/a/ DRH Regrem VIII, LLC)	Limited Liability Company	Delaware	Yes

D.R. Horton VEN Inc. (f/k/a D.R. LAV Inc. and D.R. Horton San Diego Holding Company, Inc.)	Corporation	California	Yes

DRH Cambridge Homes, Inc.	Corporation	California	Yes

DRH Cambridge Homes, LLC	Limited Liability Company	Delaware	Yes

DRH Construction, Inc.	Corporation	Delaware	Yes

DRH Regrem VII, LP	Limited Partnership	Texas	Yes

DRH Regrem XII, LP	Limited Partnership	Texas	Yes

DRH Regrem XIV, Inc.	Corporation	Delaware	Yes

DRH Regrem XV, Inc.	Corporation	Delaware	Yes

DRH Regrem XVI, Inc.	Corporation	Delaware	Yes

DRH Regrem XVII, Inc.	Corporation	Delaware	Yes

DRH Regrem XVIII, Inc.	Corporation	Delaware	Yes

DRH Regrem XIX, Inc.	Corporation	Delaware	Yes

DRH Regrem XX, Inc.	Corporation	Delaware	Yes

September 14, 2012

DRH Regrem XXI, Inc.	Corporation	Delaware	Yes

DRH Regrem XXII, Inc.	Corporation	Delaware	Yes

DRH Regrem XXIII, Inc.	Corporation	Delaware	Yes

DRH Regrem XXIV, Inc.	Corporation	Delaware	Yes

DRH Regrem XXV, Inc. (f/k/a D.R. Horton VEN, Inc. and D.R. Horton Inc. – Los Angeles)	Corporation	Delaware	Yes

DRH Southwest Construction, Inc.	Corporation	California	Yes

DRH Tucson Construction, Inc.	Corporation	Delaware	Yes

HPH Homebuilders 2000 L.P.	Limited Partnership	California	Yes

KDB Homes, Inc.	Corporation	Delaware	Yes

Meadows I, Ltd.	Corporation	Delaware	Yes

Meadows II, Ltd.	Corporation	Delaware	Yes

Meadows VIII, Ltd.	Corporation	Delaware	Yes

Meadows IX, Inc.	Corporation	New Jersey	No

Meadows X, Inc.	Corporation	New Jersey	No

Melmort Co.	Corporation	Colorado	Yes

Melody Homes, Inc.	Corporation	Delaware	Yes

Schuler Homes of Arizona LLC	Limited Liability Company	Delaware	Yes

Schuler Homes of California, Inc.	Corporation	California	Yes

Schuler Homes of Oregon, Inc.	Corporation	Oregon	No

Schuler Homes of Washington, Inc.	Corporation	Washington	No

Schuler Mortgage, Inc.	Corporation	Delaware	Yes

September 14, 2012

Schuler Realty Hawaii, Inc.	Corporation	Hawaii	No

SGS Communities at Grande Quay, L.L.C.	Limited Liability Company	New Jersey	No

SHA Construction LLC	Limited Liability Company	Delaware	Yes

SHLR of California, Inc.	Corporation	California	Yes

SHLR of Colorado, Inc.	Corporation	Colorado	Yes

SHLR of Nevada, Inc.	Corporation	Nevada	No

SHLR of Utah, Inc.	Corporation	Utah	No

SHLR of Washington, Inc.	Corporation	Washington	No

SRHI LLC	Limited Liability Company	Delaware	Yes

SSHI LLC	Limited Liability Company	Delaware	Yes

Vertical Construction Corporation	Corporation	Delaware	Yes

Western Pacific Funding, Inc.	Corporation	California	Yes

Western Pacific Housing-Antigua, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Aviara, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Boardwalk, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Broadway, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Canyon Park, LLC	Limited Liability Company	Delaware	Yes

September 14, 2012

Western Pacific Housing-Carmel, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Carrillo, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Communications Hill, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Copper Canyon, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Creekside, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Culver City, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Del Valle, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Lomas Verdes, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Lost Hills Park, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-McGonigle Canyon, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Mountaingate, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Norco Estates, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Oso, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Pacific Park II, LLC	Limited Liability Company	Delaware	Yes

September 14, 2012

Western Pacific Housing-Park Avenue East, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Park Avenue West, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Playa Vista, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Poinsettia, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-River Ridge, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Robinhood Ridge, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Santa Fe, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Scripps, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Scripps II, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Seacove, L.P.	Limited Partnership	California	Yes

Western Pacific Housing-Studio 528, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Terra Bay Duets, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrance, LLC	Limited Liability Company	Delaware	Yes

September 14, 2012

Western Pacific Housing-Torrey Commercial, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrey Meadows, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrey Multi-Family, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Torrey Village Center, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Vineyard Terrace, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Windemere, LLC	Limited Liability Company	Delaware	Yes

Western Pacific Housing-Windflower, L.P.	Limited Partnership	California	Yes

Western Pacific Housing, Inc.	Corporation	Delaware	Yes

Western Pacific Housing, L.P. (f/k/a Western Pacific Housing Co., a California Limited Partnership)	Limited Partnership	California	Yes

Western Pacific Housing Management, Inc.	Corporation	California	Yes

WPH-Camino Ruiz, LLC	Limited Liability Company	Delaware	Yes